Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 7, 2007, relating to the consolidated financial statements of Virtual Radiologic Corporation included in its prospectus dated November 15, 2007 pursuant to Rule 424(b) under the Securities Act in connection with the Registration Statement on Form S-1 (No. 333-136504).



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 11, 2007